                                                                   EXHIBIT 10.10

                          SUPPORT SERVICES AGREEMENT

     THIS SUPPORT SERVICES AGREEMENT (the "Agreement") is made as of September 30, 1998 (the "Effective Date"), between Advanced Glassfiber Yarns, LLC ("COMPANY"), a Delaware limited liability company with its principal place of business located at 2556 Wagner Road, Aiken, South Carolina 29801, and Owens Corning ("OC"), a Delaware corporation with its principal place of business located at One Owens Corning Parkway, Toledo, Ohio 43659.

     WHEREAS COMPANY was formed to conduct the glass fiber specialty product manufacturing business formerly conducted by OC in Aiken, South Carolina, Huntingdon, Pennsylvania, and South Hill, Virginia (the "Business");

     WHEREAS, pursuant to an LLC Interest Sale and Purchase Agreement, dated as of July 31, 1998 (the "SPA") among OC, COMPANY and AGY Holdings, Incorporated (as assignee of Glass Holdings Corporation under an assignment agreement dated as of September 28, 1998), AGY Holdings, Incorporated agreed to purchase a 51% membership interest in COMPANY;

     WHEREAS COMPANY desires the assistance of OC for engineering, design and technical services relating to the Business; and

     WHEREAS OC is capable of providing such services, is committed to the success of COMPANY, wishes to meet COMPANY's needs for such services and otherwise to treat COMPANY as a favored Affiliate and as a customer of OC's service operations, and desires to provide high quality services to COMPANY.

     NOW THEREFORE, in consideration of the premises of and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, COMPANY and OC (the "Parties") hereby agree as follows:

1.   DEFINITIONS.
     -----------

     All terms not herein defined shall have the same meaning as that provided in the LLC Interest Sale and Purchase Agreement, dated July 31, 1998 (the "SPA").

2.   PROVISION OF SERVICES.
     ---------------------

     2.1  Scope of Services.  Subject to the terms and conditions of this
          -----------------
Agreement, OC agrees to provide to COMPANY engineering, design and technical services (collectively hereafter the "Services") relating to the manufacture of Business Products. Such Services shall include services in connection with:

          (a) the design of a large melter (as further specified in Section 2.2 below);
          (b) replacement of a Batch Weigh System for the Aiken, South Carolina facility (as further specified in Section 2.3 below);
          (c) Aiken furnace rebuilds (as further specified in Section 2.4 below);
          (d) technical and design assistance in the areas of furnace, bushing and consolidation equipment design, ergonomics engineering, reliability engineering organization ("REO"), and testing services;
          (e) maintenance and support of the CB 83 Chopper at the Huntingdon, Pennsylvania facility (as further specified in Section 2.5 below); and

          (f)  such other services as the Parties may mutually agree.

     2.2  Large Melter Design.  OC will design for COMPANY a large melter
          -------------------
suitable for manufacturing Business Products on cost and schedule terms to be agreed; provided, however, that: (i) the cost shall be sufficient to cover OC's internal and out of pocket costs; and (ii) the schedule will be as expeditious as reasonably possible and, unless otherwise agreed upon by the parties, the design of such melter is to be completed within two years of the Effective Date.

     2.3  TI 990 Batch Weigh System Replacement.  OC will provide for COMPANY a
          -------------------------------------
turnkey implementation of a TI 990 Batch Weigh System Replacement for the Aiken, South Carolina facility at OC's current projected cost of two hundred and forty-two thousand dollars ($242,000); provided, however, that such current cost projection is only an estimate and may increase or decrease by up to ten percent (10%). Unless otherwise agreed upon by the parties, this project shall commence during the 1999 second calendar quarter.

     2.4  Aiken Furnace Rebuilds.  OC will rebuild or provide rebuilds for Aiken
          ----------------------
furnaces 3D, 3E and 2D on approximately the following schedule: (i) 3D to commence during the 1998 third calendar quarter; (ii) 3E to commence during the 1998 fourth calendar quarter; and (iii) 2D to commence during the 1999 second calendar quarter. Such rebuilds shall be provided to Company on a capital cost basis which is currently projected to be eight hundred and ten thousand dollars ($810,000); provided, however, that such current cost projection is only an estimate and may increase or decrease by up to ten percent (10%).

     2.5  CB 83 Chopper. COMPANY acknowledges that the CB 83 Chopper at the
          -------------
Huntingdon, Pennsylvania facility embodies OC's Confidential Information, and OC is concerned that such Confidential Information not be disclosed to third parties. COMPANY further acknowledges that maintenance, support, and spare part fabrication services for the CB 83 by third parties would necessarily entail disclosure of such Confidential Information. OC and COMPANY therefore agree that all maintenance and support services for the CB 83 (including fabrication and supply of all spare parts) shall be provided by: (i) OC; (ii) COMPANY, subject to the confidentiality provisions of Article 6 below; or (iii) third party providers subject to Section 2.6.2 below. COMPANY hereby grants to OC a right of first refusal to purchase the CB 83 in the event that COMPANY determines to sell the CB 83.

     2.6  Limitations on OC's Obligations.
          -------------------------------

          2.6.1  Personnel Limitations.  COMPANY acknowledges that OC may not
                 ---------------------
always be capable of providing certain of the Services requested by COMPANY, in that OC is transferring personnel to COMPANY, or may divest its composites business or otherwise cease its involvement in the composites industry, and for this and other reasons may not always have appropriate personnel to perform certain of the Services. Therefore, except for the Services specified in Sections 2.2 and 2.3, OC is under no obligation to provide requested Services.

          2.6.2  Use of Third Party Providers and Former OC Employees.  In the
                 ----------------------------------------------------
event that OC is unable to provide requested Services because of OC's lack of suitable personnel, or for service of the CB 83 Chopper pursuant to Section 2.5 above, COMPANY may engage the services of third party providers and/or former employees of OC, subject to the following restrictions:

          (a) COMPANY shall first enter into, and supply to OC an executed copy of, a Confidentiality Agreement substantially in the form attached as Exhibit B to this Agreement;

          (b) former employees of OC shall not be released from their obligation to preserve the confidentiality of OC proprietary information of which they have knowledge except to the extent reasonably necessary to provide the Services for which they are engaged by COMPANY;

          (c) any OC proprietary information communicated from former employees of OC to COMPANY shall be subject to the confidentiality provisions of the Patent and Know How License Agreement to be entered into under the SPA (the "License Agreement");

          (d) unless otherwise agreed by the Parties, this provision shall not entitle COMPANY to access to OC proprietary information to which COMPANY is not otherwise entitled pursuant to the License Agreement; and

          (e) COMPANY's use of third party providers shall be subject to the provisions of Section 6.6 of the License Agreement.

          2.6.3  Priority.  For as long as COMPANY is an Affiliate of OC, OC
                 --------
shall accord to COMPANY at least the same priority as OC gives in rendering services to its other most favored Affiliates and licensees. Notwithstanding the foregoing, OC acknowledges that COMPANY shall have a heightened need for the Services during the six (6) month period following the Effective Date (the "Transition Period") and OC is committed to facilitating COMPANY's success during the Transition Period, as well as thereafter. OC therefore agrees to use commercially reasonable efforts, consistent with OC's internal operations, to respond to COMPANY's requests for Services during the Transition Period, and to give higher priority to rendering the Services requested by COMPANY than those of OC's other Affiliates and licensees.

          2.6.4  Written Work Product.  In the event that COMPANY desires OC to
                 --------------------
prepare any specific designs, drawings, flow sheets, reports, manuals, equipment specifications, process descriptions, operating procedures, equipment and process control descriptions, method engineering studies, purchasing studies, engineering reports or any similar document or report relating to the Services, such document or report shall be furnished as promptly as circumstances permit, provided that OC shall not be required to supply any such materials hereunder that OC determines in its reasonable judgment to have been unreasonably requested in light of the intent and purposes of this Agreement.

          2.6.5  Restricted Information.  OC shall not be obligated to prepare
                 ----------------------
or furnish any document or report which would disclose any information which OC is at the time prevented from disclosing to COMPANY by reason of government regulations, obligations arising from contracts with third parties which are not Affiliates of OC, or other restrictions of any kind imposed upon OC by a third party which is not an Affiliate of OC. Furthermore, nothing in this Agreement shall authorize the disclosure of, or access to, or obligate OC to provide or make available, classified or restricted information, material or know-how of the government of the United States of America.

          2.6.6  No Obligation to Grant a License.  Except as provided in
                 --------------------------------
Article 5 of this Agreement, nothing herein shall obligate OC to license or otherwise transfer any technology to COMPANY.

     2.7  COMPANY Services.  The Parties contemplate that COMPANY may have or
          ----------------
develop technical service capabilities of interest to OC, and agree that OC may request services from COMPANY on the same terms as those applying to the Services.

3.   WORK ORDERS AND FEES.
     --------------------

     3.1  Work Orders.  Individual requests for Services to be performed under
          -----------
this Agreement shall be defined by a Work Order prepared substantially in the form of Exhibit A. Each Work Order shall include a description of the Services requested, specifications, pricing, delivery and completion schedule, payment schedule, special terms and conditions applicable to the specific project, a Statement of Work, and testing and acceptance criteria. Each Work Order, together with this Agreement, is a separate contract governed by the terms and conditions of this Agreement that will be effective as of the date signed by authorized representatives of both COMPANY and OC. If any explicit terms of the Work Order (including the Statement of Work) conflict with the terms of this Agreement, such explicit terms of the Work Order will take precedence.

     3.2  Changes to Work Orders.  If COMPANY requests or OC recommends changes
          ----------------------
during performance of a Work Order, OC shall provide COMPANY with a written change order proposal setting forth: (i) a description of the proposed changes;
(ii) the impact on pricing; (iii) the impact on the project schedule; and (iv) a revised Statement of Work. COMPANY may accept or reject any such change order proposal. A change order proposal shall be considered rejected if COMPANY does not accept the change order proposal within ten business days after receipt of the change order proposal. If accepted, change orders will be effective upon execution of the change order proposal by COMPANY. Notwithstanding the foregoing, OC and COMPANY may make minor, non-material modifications to the specifications in the Work Order provided (i) such modifications do not limit, diminish or substantially affect the scope of the Services or any work product to be provided in connection therewith; and (ii) and OC shall promptly notify COMPANY in writing of such modification and vice-versa.

     3.3  Fees.  Except as the Parties may mutually agree pursuant to an
          ----
individual Work Order, COMPANY agrees to pay OC for the Services at OC's standard rates then in effect which OC charges to its most favored Affiliates or licensees for such Services, as well as all reasonable, actual traveling and living expenses incurred by OC's personnel in connection with providing the Services. Such fees shall be paid according to the payment schedule defined in the relevant Work Order. Notwithstanding the foregoing, but subject to Sections 2.2, 2.3 and 2.4, COMPANY shall pay OC for Services provided during the Transition Period on the same cost basis on which OC accounts for its internal capital projects. If OC engages the services of third parties to provide requested Services, OC shall charge COMPANY for reimbursement of the charges of such third parties, without surcharge.

4.   COOPERATION.  The Parties agree that representatives of each Party shall
     -----------
meet every six (6) months, beginning in January, 1999, to discuss each Party's technical developments during the preceding six (6) month period. Such discussions shall be conducted pursuant to an agenda to be agreed by the parties at least three (3) weeks before each such meeting. Neither Party shall be required to disclose information about its developments in any more detail than is reasonably necessary to inform the other Party of the general nature and practical applications of any such developments to the manufacture of Business Products. Such meetings are intended to inform each Party of technical developments that may be of interest for potential licensing or provision of related Services. Neither Party shall be obligated to supply more detailed information, to license any technology related to any disclosed development, or to provide Services related to any disclosed development. Each Party may submit a report annually to COMPANY's Board of Directors on the respective Party's assessment of the conduct and results of the meetings held during the preceding year.

5.  INTELLECTUAL PROPERTY.  Except as the Parties may otherwise agree, OC shall
    ---------------------
own all right, title and interest in and to any intellectual property including, but not limited to, copyrights, patents, and trade secrets, created by OC in the performance of Services for COMPANY. The foregoing intellectual property rights include, but are not limited to: (i) all rights to register, or to renew any registration(s) or letter(s) patent for, such intellectual property; and (ii) all causes of action related to such intellectual property rights, including the right to sue for past damages. COMPANY agrees to execute and deliver any and all documents that OC reasonably determines may be necessary or desirable to perfect OC's ownership of any intellectual property rights hereunder. COMPANY shall not attempt to register any such intellectual property with the U.S. Copyright Office, the U.S. Patent and Trademark Office, or in any foreign counterparts to those U.S. offices. Notwithstanding anything explicit or implied to the contrary in this Agreement, all intellectual property created by OC in the rendering of Services under this Agreement shall constitute Seller Licensed Know How and/or Seller Licensed Patents, as appropriate, under the License Agreement and be governed by the terms and provisions of the License Agreement which shall govern COMPANY's and OC's use of and rights to such intellectual property. The parties agree that COMPANY's use of such intellectual property shall be royalty-free.

6.   CONFIDENTIALITY.
     ---------------

     6.1  Confidential Information.  As used herein, Confidential Information
          ------------------------
shall mean any and all information of a confidential or proprietary nature disclosed to or otherwise acquired or observed by either Party or its employees, agents or representatives (each individually referred to as a "Recipient") either directly or indirectly from the other Party ("Discloser"), including, but not limited to, any information regarding either Party's research, development, patents, software, technical data, know-how, trade secrets, knowledge, designs, drawings, specifications, concepts, data, reports, methods, processes, documentation, methodology, pricing, marketing plans, customer lists, salaries or business affairs.

     6.2  Restrictions on Use and Disclosure.  Recipient shall maintain the
          ----------------------------------
Discloser's Confidential Information in confidence using the same degree of care as Recipient takes to safeguard its own confidential information of the same general nature, but in no event shall Recipient use less than a reasonable degree of care, and shall refrain from disclosing the Discloser's Confidential Information to others. Except as otherwise provided herein, Recipient shall not use, except for purposes expressly licensed under this Agreement, any Confidential Information obtained directly or indirectly from Discloser.

     6.3  Exclusions  The obligations of confidentiality in Section 6.2 shall
          ----------
not apply to any information which:

          6.3.1 is or becomes known to the general public through no fault of Recipient;

          6.3.2 is received by Recipient without restriction on its disclosure or in good faith from a third party purporting to have the right to transmit the same;

          6.3.3 is independently developed by employees of Recipient who have had no access to the Confidential Information; and/or

          6.3.4 is required to be disclosed to governmental authorities or courts as a result of a court order, provided however, immediate written notice of any request by governmental authorities or courts for the disclosure of Confidential Information must be provided to Discloser, all reasonable steps must be taken by Recipient to restrict further disclosure of the affected information by such authorities or court, and information so disclosed shall not be otherwise removed from these secrecy obligations.

7.   WARRANTY/LIMITATION OF LIABILITY
     --------------------------------

     7.1  OC Representations and Warranties.  OC represents and warrants that:
          ---------------------------------

          7.1.1 The Services and any work product provided thereunder when delivered to COMPANY shall conform to the specifications set out in the relevant Work Order and shall be free and clear of all liens and encumbrances;

          7.1.2  All Services shall be performed in a workmanlike manner;

          7.1.3 OC shall have complied with all applicable laws, regulations, ordinances and codes and OC shall have obtained those permits, licenses, approvals and certificates, reasonably necessary for the provision of the Services hereunder; and

          7.1.4 To the best of OC's knowledge, any work product to be provided by OC hereunder shall not infringe any proprietary rights of any third parties.

     7.2  OC Disclaimer.  EXCEPT AS PROVIDED IN SECTION 7.1 HEREIN, OC MAKES NO
          -------------
OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SERVICES OR ANY WORK PRODUCT DELIVERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE, EVEN IF DISCLOSED TO OC, AND OC HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY.

     7.3  OC Indemnification Obligation.  OC shall defend, indemnify and hold
          -----------------------------
harmless COMPANY, its Affiliates, and all of their officers, directors, employees, agents, successors and assigns (a "COMPANY Indemnified Party") from and against any and all liability, loss, damages, judgments, costs or expenses (including reasonable attorneys' fees and court costs) which the COMPANY Indemnified Party may incur, suffer or be required to pay based on a claim that any work product provided by OC hereunder infringes any third party proprietary rights, provided that COMPANY: (i) gives OC prompt written notice of any such claim; (ii) allows OC to direct the defense and settlement of the claim; and
(iii) provides OC with the authority, information and assistance that OC deems reasonably necessary for the defense and settlement of the claim. Notwithstanding the foregoing, OC shall have no liability for any infringement claim to the extent it is based on: (a) a modification of the OC work product other than by OC or its authorized agents; (b) use of OC work product by COMPANY beyond the scope of this Agreement or the specifications for such work product identified in any relevant

Work Order; or (c) specifications or technology provided by COMPANY for the development of the OC work product or related Services.

     7.4  Limitation of OC Liability.  Except as provided in Section 7.3 above,
          --------------------------
OC's sole liability with respect to the Services provided by OC under this Agreement, and whether based upon breach of warranty, negligence, strict liability, tort, breach of contract or any other theory, shall be limited to and shall in no event in the aggregate exceed the fees charged hereunder for the relevant Services. OC shall have no liability to any person other than COMPANY by virtue of the sale of the Services hereunder and the other matters contemplated by this Agreement.

     7.5  Limitation of COMPANY's Remedies.  Except as provided in Section 7.3,
          --------------------------------
COMPANY's sole and exclusive remedy and the limit of OC's liability for breach of the warranties set forth in Section 7.1 above, whether based upon breach of warranty, negligence, strict liability, tort, breach of contract or any other theory, shall be, at OC's option, (a) replacement of the non-conforming work product, without charge, F.O.B. COMPANY's facility; or (b) refund of the purchase price paid in respect of such non-conforming work product or associated Services, plus commercially reasonably charges in connection with the return or disposition of the non-conforming work product. If OC elects to replace the non-conforming work product, it shall do so at no cost to COMPANY. To effect this sole and exclusive remedy, COMPANY must make its claim for breach of warranty within 12 months of the date of commercial operation of the work product, and any such claim not then made shall be irrevocably waived.

     7.6  Limitation of Consequential Damages.  THE FOREGOING IS THE ENTIRE
          -----------------------------------
OBLIGATION OF OC PURSUANT TO THIS AGREEMENT.  OC SHALL NOT BE LIABLE

PURSUANT TO THIS AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PENAL DAMAGES TO ANY PERSON, WHETHER BASED UPON BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT, BREACH OF CONTRACT OR ANY OTHER THEORY, OR FOR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. ADDITIONAL, CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PENAL DAMAGES SHALL NOT BE RECOVERABLE EVEN IF THE REPLACEMENT OR REFUND REMEDY FOR OC'S BREACH OF ITS LIMITED WARRANTY FAILS OF ITS ESSENTIAL PURPOSE OR FOR ANY OTHER REASON.

     7.7  No Waiver.  No statement or recommendation made or assistance given by
          ---------
OC, or its representatives, either oral or in any literature or other documentation, to COMPANY, its customers or any other persons in connection with the Services, shall constitute a waiver by OC of any provision hereof or affect OC's liability as herein defined; and no such statement, recommendation or assistance that is not expressly required by the provisions of this Agreement shall subject OC to any liability of any nature whatsoever.

     7.8  COMPANY's Indemnification Obligations.  COMPANY shall defend,
          -------------------------------------
indemnify and hold harmless OC, its Affiliates, and all of their officers, directors, employees, agents, successors and assigns (an "OC Indemnified Party") from and against any and all liability, loss, damages, judgments, costs or expenses (including reasonable attorneys' fees and court costs) which the OC Indemnified Party may incur, suffer or be required to pay based on a claim that any modification or addition by COMPANY, its agents or contractors to the OC work product infringes any third party proprietary rights, provided that OC:
(i) gives COMPANY prompt
written notice of any such claim; (ii) allows COMPANY to direct the defense and settlement of the claim; and (iii) provides COMPANY with the authority, information and assistance that COMPANY deems reasonably necessary for the defense and settlement of the claim. Notwithstanding the foregoing, COMPANY shall have no liability hereunder to the extent such claims could have arisen independent of such modifications or additions.

     7.9  Additional Indemnities.  Notwithstanding anything in this Article 7 to
          ----------------------
the contrary, OC and COMPANY each agree to indemnify, defend and hold harmless the other, its Affiliates, and all of their officers, directors, employees, agents, successors, and assigns from any and all losses, liabilities, damages and claims (including taxes) and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) (the "Losses") and threatened Losses arising from or in connection with any of the following: (i) the death or bodily injury of any agent, employee, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor; or (ii) the damage, loss, or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor.

8.   TERM AND TERMINATION.
     --------------------

     8.1  Term.  Unless otherwise earlier terminated as provided below, the term
          ----
of this Agreement shall be for five (5) years beginning as of the Effective Date (the "Initial Term"), unless earlier terminated as provided herein. Thereafter, this Agreement shall automatically be renewed for periods of one (1) year (a "Renewal Term") unless either Party provides written notice to the other Party of its intent to terminate the Agreement thirty (30) days prior to the expiration of the then preceding Initial Term or Renewal Term.

     8.2   Termination.  Either Party may terminate this Agreement upon thirty
           -----------
(30) days advance written notice to the other Party in the event the other Party materially breaches any of its obligations under this Agreement and does not cure such breach with the thirty (30) day period or such other period upon which the parties may agree. COMPANY may terminate this Agreement upon thirty (30) days advance written notice to OC in the event that OC: (i) divests its ownership interest in COMPANY; (ii) divests its composites business; or (iii) otherwise ceases its involvement in the composites industry. OC may terminate this Agreement upon thirty (30) days advance written notice to OC in the event of a change in control of COMPANY.

     8.3.  Obligations Upon Termination.  Upon termination of this Agreement for
           ----------------------------
any reason, each Party shall promptly return to the other Party, or certify the destruction of, all copies of the other Party's Confidential Information.

9.   MISCELLANEOUS
     -------------

     9.1   Notices.  All communications provided for hereunder shall be in
           --------
writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

           If to COMPANY:  Advanced Glassfiber Yarns LLC
                           2556 Wagener Road
                           Aiken, South Carolina 29801
                           Fax:  803-643-1526
                           Attn:  The General Manager

          With a copy to:       AGY Holdings, Inc.
                                c/o Glass Holdings Corp.
                                3802 Robert Porcher Way
                                Greensboro, North Carolina  27410
                                Fax:  336-545-7715
                                Attention:  President

          And to:               Jefferson Holdings, Inc.
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-248-8445
                                Attention:  Corporate Secretary

          If to Owens Corning:  Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-325-1180
                                Attention: Secretary

          With a copy to:       Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-248-1723
                                Attention:  Law Department

or to such other address as any such Party shall designate by written notice to the other parties hereto.

     9.2  Assignability.  This Agreement shall be binding upon and shall inure
          -------------
to the benefit of both Parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either Party hereto without the express prior written consent of the other Party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this
Section 9.2, COMPANY, or any permitted assignee or transferee of COMPANY, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by the SPA or to any entity or entities providing to COMPANY, COMPANY's Affiliates, or to any such permitted assignee of COMPANY, financing relating to the operations of COMPANY (collectively, the "Financing Sources"),
(ii) to any entity that is an Affiliate of the COMPANY on the Effective Date, provided that (x) such Affiliate shall agree with OC and its permitted assignees or transferees, if any, in writing to assume the COMPANY's obligations hereunder and (y) any such assignment to an Affiliate of the COMPANY shall not relieve the COMPANY from its obligations hereunder or (iii) to any entity to which COMPANY, or any assignee or transferee of COMPANY, assigns, sells, transfers or otherwise conveys (A) all or substantially all of the assets constituting the Business (a "Complete Assignment") or (B) all or substantially all of the assets constituting either the Aiken Facility, the Huntington Facility or the South Hill Facility (a "Partial Assignment") provided that such entity or Affiliate is not Compagnie Saint Gobain or any Affiliate thereof, and further provided that such acquiring entity agrees with and acknowledges in writing to OC and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were COMPANY and that such entity shall perform all of COMPANY's obligations hereunder. Notwithstanding any nonassignment provisions contained in this
Section 9.2, OC, or any permitted assignee or transferee of OC, may assign or otherwise transfer some or all of its rights and/or obligations hereunder to (a) any Affiliate of OC, provided that (x) such Affiliate shall agree with COMPANY and its permitted assignees or transferees, if any, in writing to assume OC's obligations hereunder and (y) any such assignment to an Affiliate of OC shall not relieve OC from its obligations hereunder, or (b) any entity to which OC, or any assignee or transferee of OC, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting (i) the business which owns OC's interest in COMPANY, or (ii) OC's composites business and/or the Granville, Ohio facility, provided that such acquiring entity agrees with and acknowledges in writing to COMPANY and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were OC and that such entity shall perform all of OC's obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the Parties.

     9.3  Amendment; Waiver.  This Agreement may be amended, supplemented or
          -----------------
otherwise modified only by a written instrument executed by the Parties hereto. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the closing hereunder. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.4  Third Parties.  This Agreement does not create any rights, claims or
          -------------
benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

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

     9.5   Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     9.6   Entire Agreement.  This Agreement and the Exhibit hereto supersede
           ----------------
any prior agreement between the Parties with respect to the subject hereof, and constitute the entire agreement between the Parties with respect to the subject hereof.

     9.7   Headings.  The article and section headings contained in this
           --------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.8   Severability.  If any provision of this Agreement shall be declared
           ------------
by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     9.9   Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9.10  Relationship of the Parties.  Nothing contained in this Agreement
           ---------------------------
shall be construed to: (i) give either Party the power to direct or control the day-to-day activities of the other; (ii) create a partnership, joint venture, or economic interest group between the Parties; or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever, except as specifically provided for in this Agreement.

     9.11  Survival.  The rights and obligations contained in Section 2.5,
           --------
Section 2.6.2, Articles 5, 6, and 7, Section 8.4, Section 9.5 and this Section
9.11 shall survive termination or expiration of this Agreement.

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

     IN WITNESS WHEREOF, the parties have caused this Support Services Agreement to be duly executed as of the Effective Date.

                                  OWENS CORNING


                              By:  /s/ Charles E. Dana
                                   -----------------------
                                   Name:  Charles E. Dana
                                   Title: Vice President



                                  ADVANCED GLASSFIBER YARNS, LLC


                              By:  /s/ Robert B. Fisher
                                   ------------------------
                                   Name:  Robert B. Fisher
                                   Title: General Manager

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